UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2011

PFIZER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

235 East 42nd Street New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(212) 733-2323

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2011, the Company’s Board of Directors expanded the size of the Board from 13 to 15 members. In addition, the Board of Directors elected Dr. Marc Tessier-Lavigne and Dr. Helen Hobbs to serve as members of the Board, effective immediately. Each has been provided an indemnification agreement and will receive compensation in accordance with the Company’s standard arrangements for non-employee directors.

Separately, on December 12, 2011, Dr. Michael Brown, who has served as a director of Pfizer since 1996, notified the Company of his intention to retire from the Board at the Annual Meeting of Shareholders in April 2012.

Item 8.01	Other Events.

On December 12, 2011, the Company’s Board of Directors elected current President and Chief Executive Officer Ian Read as Chairman of the Board and Chief Executive Officer, effective immediately. Mr. Read succeeds George Lorch as Chairman of the Board. In addition, the independent members of the Board elected Mr. Lorch to serve as the Company’s Lead Independent Director, also effective immediately.

A copy of the press release announcing the matters reported herein under Items 5.02 and 8.01 is attached hereto as Exhibit 99.1. The information contained in the press release is deemed to be filed under the Securities Exchange Act of 1934, and such press release is incorporated by reference in items 5.02 and 8.01 herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 12, 2011

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

		By:	/s/ Matthew Lepore
Matthew Lepore
Vice President and Corporate Secretary

Dated:	December 12, 2011

EXHIBIT INDEX

Number	Description
99.1	Press Release dated December 12, 2011